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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): February 5, 2001



                          The Williams Companies, Inc.
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             (Exact name of registrant as specified in its charter)



         Delaware                    1-4174                     73-0569878
     ---------------               ------------             -------------------
     (State or other               (Commission               (I.R.S. Employer
     jurisdiction of               File Number)             Identification No.)
     incorporation)



                 One Williams Center, Tulsa, Oklahoma     74172
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               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code: 918/573-2000



                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5. Other Events.

         The Williams Companies, Inc., (the "Company") reported unaudited 2000 income from continuing operations of $873.2 million, or $1.95 per share on a diluted basis, versus $178 million, or 40 cents per share on a restated basis, for 1999. Including the loss from discontinued operations from the previously announced plan to sell Williams Communications Solutions, Williams reported unaudited 2000 net income of $524.3 million, or $1.17 per share, compared with restated net income of $221.4 million, or 50 cents per share, for 1999.

Item 7. Financial Statements and Exhibits.

         The Company files the following exhibit as part of this report:

         Exhibit 99. Copy of the Company's press release, dated February 5, 2001, publicly announcing the information reported herein.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       THE WILLIAMS COMPANIES, INC.




Date: February 5, 2001                 /s/ Shawna L. Gehres
                                       --------------------------
                                       Name: Shawna L. Gehres
                                       Title: Corporate Secretary



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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                     DESCRIPTION
-------                    -----------
99                         Copy of the Company's press release, dated February
                           5, 2001, publicly announcing the information reported
                           herein.